                                                                    EXHIBIT 10.4

                                            *** CERTAIN CONFIDENTIAL INFORMATION
                                            CONTAINED IN THIS DOCUMENT
                                            (INDICATED BY ASTERISKS) HAS BEEN
                                            OMITTED AND FILED SEPARATELY WITH
                                            THE SECURITIES AND EXCHANGE
                                            COMMISSION PURSUANT TO A REQUEST FOR
                                            CONFIDENTIAL TREATMENT UNDER 17
                                            C.F.R. SECTIONS 200.80(B)(4), 200.83
                                            AND 230.406.

                                  CONFIDENTIAL

                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is made as of June 27, 2002 (the "Effective Date") among Santarus, Inc., a California corporation, with offices at 10590 West Ocean Air Drive, Suite 200, San Diego, California 92130 ("Santarus"), TAP Pharmaceutical Products Inc., with offices at 675 North Field Drive, Lake Forest, Illinois 60045 ("TAP") and Takeda Chemical Industries, Ltd.
("Takeda") (      ***       ).

                                    RECITALS

WHEREAS, certain inventions regarding pharmaceutical formulations containing proton pump inhibitors (the "University Inventions") were made in the course of research at the University of Missouri (the "University");

WHEREAS, Santarus received certain rights to the University Inventions pursuant to the University License Agreement (defined below) and is in the business of the clinical development and commercialization of drugs for the treatment of gastrointestinal diseases and disorders;

WHEREAS, TAP is a joint venture between Takeda America Holdings Inc. (a wholly owned subsidiary of Takeda) and Abbott Laboratories ("Abbott") and has expertise in the development, marketing and sales of pharmaceutical products, including Prevacid(R), a successful drug for the treatment of gastrointestinal diseases and disorders;

WHEREAS, TAP desires to receive, and Santarus desires to grant, certain licenses to the Santarus Patent Rights (defined below) with respect to the development, use and marketing of Licensed Products (defined below) within the Territory (defined below), subject to the terms and conditions of this Agreement; and

WHEREAS, Santarus desires       ***      .

NOW, THEREFORE, the Parties hereto hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

Unless specifically provided otherwise, the following capitalized terms used herein shall have the respective meanings set forth below. Certain other capitalized terms are defined elsewhere in this Agreement.

1.1 "Affiliate" means, in the case of either Party, a corporation or other entity which, directly or indirectly, controls, is controlled by or is under common control with, that Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it
         owns or directly or indirectly controls more than      ***      of
         the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to

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         direct or cause the direction of the management and policies of the corporation or other entity. For purposes of this Agreement, and notwithstanding the preceding two sentences and their application, Takeda and Abbott shall each be deemed Affiliates of TAP and TAP shall be deemed an Affiliate of both Takeda and Abbott.

1.2 "Average Sales Price" means the average per unit sales price for each Licensed Product as derived from the Net Sales reported by TAP for the period for which the calculation is made.

1.3 "Control" means the ability, whether by ownership or license, to grant a license or sublicense as provided for herein without violating the terms of any agreement or other right of any Third Party.

1.4      "Effective Date" has the meaning set forth in the preamble.

1.5      "Field of Use" means the use of        ***
                                                ***

1.6 "First Commercial Sale" means - with respect to a Licensed Product - the first bona fide (and not de minimus in terms of volume and pricing) sale to an end-user customer in a country in the Territory after Regulatory Approval has been granted by the appropriate governing health authorities in such country.

1.7      "Issuance Date" has the meaning set forth in Section 3.2.

1.8      "Lansoprazole" means the proton pump inhibitor, registered under the
         name lansoprazole with the Food and Drug Administration     ***
                    ***

1.9      "Lansoprazole Derivative" means any derivative of Lansoprazole     ***
                                  ***

1.10 "Licensed Product" means any product for which the sale, manufacture or use of such product would, but for the license granted herein, infringe one or more Valid Claims of a patent included in the Santarus Patent Rights.

1.11 "NDA" means a New Drug Application, Supplemental New Drug Application or Abbreviated New Drug Application for a Licensed Product, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or the corresponding applications for authorization for marketing a pharmaceutical in any other country or group of countries, as defined in the applicable laws and regulations.

1.12 "Net Sales" with respect to any Licensed Product for which royalties are payable hereunder means the gross amount invoiced by TAP (including an Affiliate) or any sublicensee thereof to unrelated Third Parties for the Licensed Product in all countries in the Territory, less:

                  (a)      ***

                  (b)      ***

                  (c)      ***

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                  (d)      ***

                  (e)      ***

                  (f)      ***

         With respect to a Licensed Product which is sold together with any Other Products (as defined below) at one unit price, whether packaged together or separately (a "Bundled Product"), the Net Sales of such Bundled Product shall be calculated as set forth above and then the Net
         Sales of such Licensed Product shall be determined as follows:    ***

                                       ***
                                       ***
                                       ***

         Such amounts shall be determined from the books and records of TAP or its sublicensee, maintained in accordance with U.S. Generally Accepted Accounting Principles or, in the case of sublicensees, such similar accounting principles, consistently applied. TAP further agrees that in determining such amounts, it will use its then-current standard procedures and methodology, including it's then-current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars or, in the case of sublicensees, such similar methodology, consistently applied. For purposes of calculating Net Sales, transfers to a sublicensee or Affiliate of Licensed Product under this Agreement for end use by the sublicensee or Affiliate shall not be treated as sales by TAP.

1.13     "Omeprazole" means the proton pump inhibitor, registered under the name
         omeprazole with the Food and Drug Administration           ***

1.14     "Omeprazole Derivative" means any derivative of Omeprazole,     ***
                                       ***

1.15 "Party" means either Santarus or TAP as the context requires and "Parties" means, collectively, Santarus and TAP.

1.16     PK/PD Completion Date" means the date upon which             ***
                                       ***
                                       ***
                                       ***

1.17 "Prescription Volume" means the audited total prescription volume (in individual capsules or tablets ("units") for each dosage) for the Licensed Product for the period in question as provided by IMS, or such
         other third party source as the parties may agree,             ***

                                       ***
                                       ***
                          ***

1.18 "Regulatory Approval" means any approval, license, registration or authorization of any supranational, federal, state or local regulatory agency or government authority necessary for the manufacture, use, storage, import, transport or sale of a Licensed Product in a regulatory jurisdiction.

1.19 "Rest of World" means Japan and all other countries not included in the Territory.

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1.20     "Royalty Term" has the meaning set forth in Section 3.3.1.

1.21 "Sales Forecast" means the forecast of prescription volumes for Lansoprazole (but not the Licensed Product) in the Territory, as agreed upon by the Parties or, in the event they cannot agree, prepared by an independent Third Party auditor acceptable to both Parties. The Sales Forecast shall be prepared prior to or around the date of NDA approval for the first Licensed Product approved. Without limiting the generality of the foregoing and solely for the purpose of providing guidance for the foregoing, attached as Exhibit B is TAP's good faith estimate of total prescription volumes of Lansoprazole (but not the Licensed Product) as of the Effective Date.

1.22 "Santarus Patent Rights" means all United States patents and patent applications and foreign patents and patent applications (including any relating to the University Inventions ) under the Control, during the term of this Agreement, of Santarus, including any reissues, re-examinations, extensions, substitutions, continuations, divisions, and continuation-in-part applications, that are based on and include any subject matter claimed in or covered by the United States patent applications set forth on Exhibit A hereto, and any such patent applications related to similar subject matter, but excluding without
         limitation,    ***      technology.

1.23     "Takeda Option" has the meaning set forth in Section 4.1.

1.24     "Takeda Patent" means           ***
                                         ***

1.25     "Territory" means the United States and Canada.

1.26 "Third Party" means any person or entity, which is not a Party or an Affiliate of a Party to this Agreement.

1.27     "University" has the meaning set forth in the Recitals.

1.28     "University Inventions" has the meaning set forth in the Recitals.

1.29 "University License Agreement" means the Exclusive License Agreement between the University and Santarus, dated January 26, 2001.

1.30 "Valid Claim" means a claim of an issued or granted and unexpired patent included in Santarus Patent Rights, which claim is not, at the time in issue, unenforceable against TAP, or has not been held invalid under a final decision that is unappealable or unappealed, within the time allotted for appeal, of a court or agency of competent jurisdiction, or which has not been admitted by the patentee to be invalid or unenforceable.

                                    SECTION 2

                                SCOPE OF LICENSE

2.1      LICENSE GRANT.

         2.1.1 LICENSE. Subject to the terms and conditions of this Agreement, Santarus hereby grants to TAP, under the Santarus Patent Rights (i) a nontransferable, sublicensable (subject to Section 2.1.3) license (and sublicense, to the extent being sublicensed) exclusive (subject to Section 2.1.2) with respect to Lansoprazole and non-exclusive with respect to

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                  Lansoprazole Derivatives to make, have made, use, sell, offer to sell, have sold and import Licensed Product to the extent permitted by law solely within the Field of Use and solely within the Territory and (ii) a nontransferable, nonsublicensable, nonexclusive limited license to make and have made the Licensed Product outside the Territory solely for the purpose of supplying Licensed Product to TAP and its distributors within the Territory and only in accordance with all applicable laws and regulations. Subject to paragraph 2.1.2, the exclusive license granted to TAP is exclusive as to Santarus as well as the University and, except as specifically set forth in this Agreement, neither Santarus nor the University retains any commercial rights to the Santarus Patent Rights in the Field of Use and Territory.

         2.1.2 RESTRICTIONS. TAP acknowledges and agrees that the license (and sublicense) granted in Section 2.1.1 is subject to the overriding obligations to the U.S. Government under 35 U.S.C. Sections 200-212 and applicable governmental implementing regulations. TAP further acknowledges and agrees that the University reserves the right to make and to use and to grant nonexclusive licenses to make and to use, for internal research and educational purposes only, and not for commercial purposes, the Santarus Patent Rights. In addition, nothing in this Agreement will be deemed to limit the right of the University to publish any and all technical data resulting from any research performed by the University relating to the Licensed Products and to make and use the Licensed Products and associated technology solely for educational and non-commercial research purposes.

         2.1.3 SUBLICENSING. TAP agrees that any agreement for the sublicense of any rights under Section 2.1.1 shall (i) be subject to Santarus's prior written approval, not to be unreasonably withheld, conditioned or delayed, (ii) contain rights and obligations due to Santarus contained in this Agreement (including, without limitation, audit rights) and (iii) contain provisions at least as favorable to Santarus and the University for the protection of Santarus's and the University's proprietary rights and for the limitation of Santarus's and the University's liability exposure as the terms of this Agreement. In any event, TAP shall remain responsible for any sublicensees of the rights granted under
                  Section 2.1.1 and shall promptly provide Santarus with a copy of each sublicense granted.

         2.1.4    NON-ASSERTION.

                  (a) Subject to the terms and conditions of this Agreement and solely during the term of this Agreement, Santarus agrees that it shall not assert the Santarus Patent Rights against Takeda and its contractors with respect to (i) the manufacture of Licensed Products in Japan and Ireland solely for the purpose of supplying such Licensed Products to TAP for use in the Field of Use and (ii) the supply of such Licensed Product to TAP in the United States and Canada. This
                           Section 2.1.4 shall in no way be construed to limit Santarus's or its sublicensees' rights to conduct any manufacturing and supply activities.

                  (b) Takeda and its contractors shall, at Takeda's expense, comply with any and all regulations applicable to such activities and Takeda shall be responsible for procuring any required permits and consents. TAP and Takeda agree that all provisions that are protective of Santarus's proprietary rights (including, without limitation, intellectual property rights and confidentiality rights) and all provisions that limit Santarus's liability or potential liability in this Agreement shall apply with respect to the conduct of such activities by Takeda and its contractors. Takeda agrees to be responsible for and indemnify Santarus with

                                     Page 5

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                           respect to any Claims (as defined in Section 9.1)
                           resulting directly or indirectly from the conduct of such activities by Takeda and/or its contractors; provided that the terms of Section 9.3 shall apply to such indemnification obligations.

2.2 LABELING AND PROMOTIONAL MATERIALS. All Licensed Product packages will comply with all patent marking requirements as specified in 35 USC Sec. 287.

                                    SECTION 3

                                 FINANCIAL TERMS

3.1 INITIAL PAYMENT. Upon the Effective Date, TAP shall pay to Santarus Eight Million US Dollars (US $8,000,000). Such payment shall be non-refundable.

3.2 MILESTONES. TAP shall pay Santarus, within thirty (30) days of the completion of each event set forth below ("Event") for the first Licensed Product to complete each Event, the payment listed opposite that Event. If an Event does not occur and a subsequent Event (in the order as listed below) does occur, then the payments listed opposite both or all such Events shall be payable upon completion of such subsequent Event. Such payments shall be non-refundable. Except as set forth in Section 3.4.3, TAP shall be obligated to make each payment only once regardless of the number of Licensed Products developed or marketed by TAP.

         3.2.1                             ***

         3.2.2                             ***

         3.2.3                             ***

         3.2.4                             ***

         3.2.5                             ***

         3.2.6                             ***

         3.2.7                             ***

         Notwithstanding the foregoing, TAP shall not be obligated to make the milestone payments, and such milestone amounts shall accrue, until a patent containing a Valid Claim covering a Licensed Product is issued by the U.S. Patent and Trademark Office (the "Issuance Date"). Santarus shall promptly notify TAP of the Issuance Date, which notice shall be accompanied by a copy of the issue notification received from the U.S. Patent and Trademark Office in connection with such issuance. TAP shall pay any accrued milestone amounts within thirty (30) days of notification from Santarus of the Issuance Date.

3.3      ROYALTY PAYMENTS.

         3.3.1 NET SALES OF LICENSED PRODUCT. TAP shall pay Santarus a royalty based on the aggregate Net Sales of Licensed Product in all countries of the Territory. Such royalty shall be paid with respect to each country of the Territory from the date of the First Commercial Sale of a Licensed Product in such country until the expiration of the last

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                  patent in the Santarus Patent Rights containing a Valid Claim respecting a Licensed Product expires in such country (the "Royalty Term").

         3.3.2 ROYALTY RATE. The royalty rate for Section 3.3.1 shall be determined as follows:

                  (a) In the event the First Commercial Sale of Licensed Product in a country in the Territory occurs prior to
                           the date (the "      ***      Date") that is the
                           earlier of (a)       ***     or (b) the      ***

                                       ***
                                       ***
                                       ***
                                  ***    Such royalty rate shall be in effect
                           until the    ***   ; provided,
                           however, that in addition to such royalty, TAP shall
                           pay a royalty with respect to any    ***      in
                           excess of the Sales Forecasts for each calendar year,
                           or portion thereof, prior to the        ***
                           Date. Such additional royalty shall be in an amount calculated as follows: at the end of each calendar quarter TAP shall calculate the amount, if any, by
                           which total ***      for the quarter, net of any
                           theretofore unutilized offset or credit calculated
                           in accordance with the proviso contained in the immediately succeeding sentence, is in excess of the Sales Forecast for such quarter. The number of any excess prescriptions shall be multiplied by the
                                 ***       for Licensed Products during such
                           period and TAP shall pay an amount equal to     ***
                                       ***
                                             ***   of the resultant product of
                           such calculation as additional royalty in accordance with Section 3.3.3 provided, that if the total *** for a quarter are below the Sales Forecast for such quarter, then TAP may offset such shortfall against
                           any excess       ***      , calculated in accordance
                           with the immediately preceding sentence, for any other quarter in the same calendar year and may take a credit against royalty payments otherwise due
                           hereunder in the amount of                ***
                           *** ,        of the amount of such total      ***
                           shortfall, multiplied by the applicable     ***    ,
                           up to the amount of any additional royalty paid and not theretofore offset in accordance with the terms of this Section during such calendar year.

                  (b) From the period beginning on the *** Date in a country, the royalty rate in such country shall be based upon the aggregate Net Sales of all Licensed Product in all such countries in the Territory in each calendar year as follows:

                                      (i)             ***        in Net Sales;

                                      (ii)            ***
                                                      ***

                                      (iii)           ***
                                                      ***

         3.3.3 PAYMENT DATES FOR ROYALTIES. Royalties shall be paid on Net Sales within forty-five (45) days after the end of each calendar quarter in which such Net Sales are made. Such

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                  payments shall be accompanied by a statement showing the Net
                  Sales of Licensed Product or of any sublicensee on a product-by-product basis in each country, and a calculation of the amount of royalty payments due, including without limitation, a description of the number of units sold, average sales price and any amounts deducted from gross amounts invoiced for sales of Licensed Product.

         3.3.4 ACCOUNTING FOR ROYALTIES. The Net Sales used for computing the royalties payable shall be computed in U.S. Dollars, and each payment made pursuant to this Agreement shall be paid in U.S. Dollars by wire transfer in immediately available funds to a U.S. account designated by the receiving party, or by other mutually acceptable means.

         3.3.5 ROYALTY STACKING. The Parties recognize that TAP may need to obtain additional patent rights and licenses from Third Parties to practice the Santarus Patent Rights within the
                  Field of Use. In the event that it should prove necessary,
                      ***        , for TAP or its sublicensees to license
                  intellectual property rights owned by a Third Party in order to practice the Santarus Patent Rights in the Field of Use and in accordance with the terms and conditions of this Agreement, then TAP shall be entitled to a credit of
                          ***           of such Third Party royalties against
                  amounts otherwise due to Santarus, provided, however, that in any event, the earned royalty due to Santarus will not be less
                  than      ***         that would otherwise have been due to
                  Santarus.

3.4      MULTIPLE LICENSE GRANTS BY SANTARUS.

         3.4.1 The Parties acknowledge that, as of the Effective Date, Santarus intends to pursue development and commercialization of a product utilizing the Santarus Patent Rights and Omeprazole (the "Omeprazole Product"), and that Santarus may conduct such activities on its own or in collaboration with Third Parties. In the event that Santarus enters into a
                  collaboration with a Third Party       ***
                                      ***      , such Third Party is referred to
                  herein as the "Franchise Partner." The Parties also acknowledge that, as of the Effective Date and pursuant to this Agreement, TAP intends to pursue development and commercialization of a product utilizing the Santarus Patent Rights and Lansoprazole (the "Lansoprazole Product").

         3.4.2    Subject to Sections 3.4.3 and 3.4.4, if Santarus       ***
                                       ***
                                       ***
                           ***          , then the milestone payments (other
                  than payments already paid and payments due but not yet paid
                  to Santarus, pursuant to Section 3.2,        ***         and
                  the royalties       ***          set forth in Section
                  3.3, and subject to Sections 3.4.3 and 3.4.4, shall be reduced as follows:
                                       ***
                                       ***
                                       ***

         3.4.3    If TAP              ***
                                      ***
                            ***        , then TAP shall promptly inform

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                  Santarus in Writing (the "Notice") of any of such activities on or before commencement of clinical activities and shall elect in such Notice, at TAP's sole discretion, one of the two following options:

                  (a)      That TAP shall pay Santarus, within thirty (30) days
                           of the completion of each Event      ***     , ***
                                    of the payment listed opposite that Event
                           in Section 3.2 unless no milestone payment had become due and been paid for the Lansoprazole Product with respect to such Event, in which case TAP shall pay
                                     ***       of such amount upon completion of
                           the Event by the      ***    provided, that TAP shall
                           not be obligated to pay more than      ***    of any
                           milestone payment set forth in Section 3.2; or

                  (b) That Santarus may make, distribute, market or otherwise commercialize, in addition to the
                           Omeprazole Product,        ***

                                                ***
                                                ***
                                                ***
                                                                  ***        In
                           addition, with respect to the licensing or
                           collaboration       ***       with a
                           Third Party other than the Franchise Partner, or if Santarus markets or sells on its own any
                                 ***      , the milestone payments (other
                           than payments already paid and payments due but not yet paid to Santarus, pursuant to Section 3.2, at or prior to the date Santarus enters into such license or collaboration) and the royalty reductions (beginning on the date of first commercial sale of the product under such license or collaboration) set forth in Section 3.4.2 shall
                                       ***
                                       ***
                                       ***

                  For the purpose of clarity, the Parties acknowledge that the election of clause (a) of Section 3.4.3 shall not preclude
                  Santarus from any activities involving a       ***      ,
                  but rather that the penalties to Santarus for such activities will not be reduced in accordance with clause (b) of Section 3.4.3.

         3.4.4 In the event that the development or commercialization of the Omeprazole Product becomes materially impractical or impossible for any clinical, legal or regulatory reason, then Santarus may make, distribute, market and otherwise commercialize a product utilizing the Santarus Patent Rights and a proton pump inhibitor other than Omeprazole, and such product shall be treated as the "Omeprazole Product" for purposes of this Section 3.4.

         3.4.5                        ***
                                      ***
                                      ***
                       ***                       In the event Santarus is
                  compelled by a final judgment or determination rendered pursuant to legal or regulatory process to enter into a license or other collaboration with any Third Party as contemplated in this Section,
                                       ***
                                       ***
                  In the event Santarus enters into a license or other collaboration with any Third Party for

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                  the purpose of resolving material legal and regulatory issues and/or disputes, but without the compulsion of a final judgment or determination as set forth in the preceding sentence
                                       ***
                          ***                          The provisions of Section
                  3.4.2 shall apply to any reduced royalty payable by TAP as a result of Santarus' grant of a compulsory license in the event of any subsequent Additional Product or Additional Products. In no event shall the operation of this Section 3.4 in conjunction with Section 3.3.5 entirely eliminate the requirement to pay royalties hereunder.

         3.4.6 For the purpose of clarity, the Parties agree that Santarus shall be deemed to be conducting activities "on its own" in any collaboration with a Third Party where the Third Party does not have primary responsibility or equal responsibility with Santarus for the sales and marketing of a product, such that Santarus may elect to engage Third Parties to manufacture and/or distribute such product with such activities still being considered "on its own."

3.5 LATE PAYMENTS. In the event that any payment due under this Agreement is not made when due, the payment shall accrue interest from the date due through and including the date upon which the Party has collected immediately available funds in an account designated by the Party at a
         rate equal to the sum of        ***        plus the prime rate of
         interest quoted in the Money Rates section of The Wall Street Journal, calculated daily on the basis of a 360-day year; provided, that in no event shall such rate exceed the maximum applicable legal annual interest rate. The payment of such interest shall not limit a Party from exercising any other rights it may have as a consequence of the lateness of any payment.

3.6 U.S. FUNDS. Each payment pursuant to this Agreement shall be paid in U.S. currency by wire transfer in immediately available funds to an account designated by the receiving party, or by other mutually acceptable means. If a payment due date is not otherwise specified in this Agreement, payment shall be made within thirty (30) days after receipt of the relevant invoice.

3.7      RECORDS AND AUDITS. TAP shall keep for      ***        from the date of
         each payment hereunder complete and accurate records of sales, costs and all other information reasonably necessary to calculate and verify the accuracy of any payments under this Section 3. Santarus shall have the right through an independent, certified public accountant reasonably acceptable to TAP to audit such records at the place or places of business where such records are customarily kept in order to verify the accuracy of the payments actually made. If requested by TAP such independent, certified public accountant shall execute an appropriate confidentiality agreement to conduct the audit. Such audits
         may be exercised         ***         during normal business hours upon
         fifteen (15) days' advance written notice. Santarus shall bear the full cost of such audit unless such audit discloses that TAP has underpaid
         more than       ***        of the amount of the payment due under this
         Agreement, in which event, TAP shall bear the full cost of such audit. Santarus and its auditors may not disclose any information concerning such payments and reports, and all such information shall be considered the Confidential Information of TAP, except to the extent necessary for Santarus to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. Any amounts that are determined to be due and owing by TAP following such audit shall be paid within thirty (30) days thereafter, together with interest thereon (as determined in accordance with Section 3.5).

3.8 WITHHOLDING TAXES. Where any sum payable to Santarus hereunder is subject to any withholding or similar tax, the parties shall use their best efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double

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                                     Page 10
         taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, TAP shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due Santarus and secure and send to Santarus the best available evidence of such payment.

                                    SECTION 4

                                  ***       OPTION       ***

4.1      OPTION GRANT.       ***      .

4.2      OPTION EXERCISE.       ***      .

                                   SECTION 5

                             DILIGENCE REQUIREMENTS

5.1                               ***                         .  TAP will use
         ***           to (a) meet the requirements set forth in Exhibit D; (b)
         develop, manufacture and sell the Licensed Product and to market the same after appropriate regulatory approvals have been achieved and (c) pursue all necessary governmental approvals where Licensed Products are manufactured, used or sold. Without limiting the generality of the
         foregoing, TAP agrees to       ***
                                        ***
                              ***

5.2      FAILURE TO FILE NDA OR CONDUCT DILIGENCE. If TAP fails to file an NDA
         for a Licensed Product by       ***       in the United States, then
         Santarus will have the right and option, with respect to the Territory and subject to Section 13.1, to reduce the exclusive license granted to TAP to non-exclusive or to terminate this Agreement in accordance with
         Section 5.3 below; provided, however, that TAP may          ***

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                                     Page 11

                                       ***
                      ***            The exercise of this right and option by
         Santarus supercedes the rights granted in Section 2.

5.3 TERMINATION RIGHT. In the event that TAP has materially failed to comply with its obligations under Section 5.1 or 5.2 above and does not remedy such failure within sixty (60) days following receipt of written notice from Santarus, Santarus may, by delivering thirty (30) days prior written notice to TAP (the "Default Notice") (such sixty (60) and thirty (30) day periods to run consecutively and not concurrently),
         terminate this Agreement      ***
                                       ***
                                       ***
                                       ***

5.4 PROGRESS REPORTS. At least once every calendar quarter, and upon the completion of any diligence milestone, TAP will submit to Santarus a progress report covering in reasonable detail (i) activities by TAP related to the diligence milestones, including development and testing of Licensed Product, (ii) the obtaining of governmental approvals necessary for marketing Licensed Product and (iii) the current sales forecasts for Licensed Product and, to the extent of any material changes from the prior forecasts provided, the justification and explanation for such changes.

                                   SECTION 6

                              INTELLECTUAL PROPERTY

6.1 FILING, PROSECUTION AND MAINTENANCE OF PATENTS. Santarus shall have the right to prepare, file, prosecute and maintain in such countries as it deems appropriate in its discretion, patent applications and patents, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto within the Santarus Patent Rights, and TAP shall give reasonable cooperation in connection therewith. Notwithstanding the above, TAP shall be given reasonable opportunity to comment on actions taken by Santarus with regard to Santarus Patent Rights in the Field of Use and Territory, and Santarus shall reasonably consider all
         such comments. TAP shall promptly reimburse Santarus for      ***
         of the expenses of such prosecution and maintenance actually paid by Santarus within the Territory to the extent that Santarus has not been reimbursed by any Third Party for such expenses. Santarus shall in good faith use reasonable efforts to optimize the breadth of protection of the Santarus Patent Rights in such a manner as to protect and broaden the scope of TAP's license under Section 2.1.

6.2 ENFORCEMENT. If any Santarus Patent Right is infringed by a Third Party in the Territory during the term of this Agreement, the Party to this Agreement first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the perceived facts of such infringement in reasonable detail. Santarus shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding by its own counsel with respect to infringement or misappropriation of such Santarus Patent Rights and TAP shall have the right, at its own expense, to be represented in such action by its own counsel. If Santarus shall fail to bring such action
         or proceeding within a period of      ***         days after receiving
         written notice from TAP or otherwise having knowledge of such
         infringement (or an appropriate lesser period of time if such       ***
              period would result in material harm to, or the loss of a material right of, TAP, e.g., in the case of the filing of a

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                                     Page 12
         paragraph (IV) certification pursuant to 21 USC 355(j)(2)(A)(vii)(IV) by one or more Third Parties), and the infringement relates to the Field of Use and Territory, then TAP shall have the right to bring and control any such action by counsel of its own choice, and Santarus shall have the right, at its own expense, to be represented in any such action or proceeding. In any event, each Party agrees to be joined as a party plaintiff if required by law to maintain the action or if reasonably requested and, in any event, to give the non-joined Party reasonable assistance and authority to file and to prosecute such suit. The costs and expenses of all suits brought by either Party under this Section shall be reimbursed to both Parties out of any damages or other
         monetary awards recovered therein in favor of Santarus and TAP.   ***
                                      ***
                                      ***
                                      ***
         ***          No settlement or consent judgment or other voluntary final disposition of a suit under this Section may be entered into without the joint consent if TAP and Santarus (which consent shall not be
         unreasonably withheld, conditioned or delayed).         ***
                                       ***
                                       ***
                                       ***

6.3 INFRINGEMENT ACTIONS BY THIRD PARTIES. If a Party, or to its knowledge, any of its sublicensees or customers shall be sued by a Third party for infringement of a patent because of the development, manufacture, use or sale of Licensed Products, such Party shall promptly notify the other in writing of the institution of such suit. The Party sued shall control the defense of such suit at its own expense; provided, however, if the Party being sued is being indemnified for such claim by the other Party, then the indemnifying Party shall have the right to control the defense of the claim in accordance with Section 9. Each Party shall cooperate fully in the defense of such suit and shall furnish to the other Party all evidence and assistance in its control. The Party sued shall make a preliminary decision to defend or not defend its interests in such suit and shall so notify the other Party
         in writing of its decision within         ***        days of the
         institution of such a suit. If a Party after electing to defend a suit should at any time elect to drop such defense, said Party shall immediately notify the other Party in writing and permit such other Party to control the suit at such other Party's expense, in the name of the Party initiating the defense. If the Party sued notifies the other Party in writing per the above that it shall not defend or continue the defense of such a suit, then the other Party shall have the right, but not the obligation, to defend its interests in such a suit, and shall have the right to litigate, settle or otherwise dispose of such suit as it sees fit, provided, however, that TAP may not settle such suit in a manner that would materially impact or adversely affect the Santarus Patent Rights. Any judgments, settlements or damages payable with respect to legal proceedings covered by this Section 6.3 shall be paid by the Party which controls the litigation, subject to any claims against the other Party for breach of or indemnification under this Agreement or otherwise available at law or in equity.

6.4 CERTIFICATION UNDER DRUG PRICE COMPETITION AND PATENT TERM RESTORATION ACT. Each Party shall promptly give written notice to the other of any certification of which it becomes aware filed pursuant to 21 U.S.C. Sections 355(b)(2)(A)(iv) and 355(j)(2)(A)(vii) affecting the Santarus Patent Rights.

6.5 PATENT TERM RESTORATION. The Parties hereto shall give reasonable cooperation to each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to the Licensed Products.

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                                     Page 13

                                    SECTION 7

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other that:

         7.1.1 CORPORATE POWER: It is duly organized and validly existing under the laws of its state of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         7.1.2 DUE AUTHORIZATION: It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and any person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

         7.1.3 BINDING AGREEMENT: This Agreement is legally binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity. The execution, delivery and performance of this Agreement by it does not conflict with any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         7.1.4 INTELLECTUAL PROPERTY RIGHTS: To the best of its knowledge, it has sufficient legal and/or beneficial title and ownership under its intellectual property rights necessary for it to fulfill its obligations under this Agreement.

7.2 REPRESENTATIONS AND WARRANTIES OF SANTARUS. Santarus represents and warrants that: (a) to its knowledge, there are no suits, claims or proceedings pending or threatened against Santarus or any of its Affiliates or the University in any court or before any governmental body or agency with respect to Santarus' Patent Rights or the making, having made, using, selling, offering for sale, or importing product using technology covered by the Santarus Patent Rights; (b) Santarus Patent Rights have not been obtained through any fraudulent activity or misrepresentation; (c) to its knowledge, there are no Third Party patents that would adversely effect TAP's ability to market or sell a Licensed Product; and (d) neither Santarus nor, to its knowledge, the University has taken any action to permit or neglected to take any action required in order to prevent the exercise by the U.S. Government of any rights it may have with respect to the Santarus Patent Rights to the detriment of TAP and Santarus will not take any action to permit or neglect to take any action required in order to prevent such exercise.

7.3 DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, AND HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Without limiting the generality of the foregoing, each Party expressly does not warrant (a) the safety or usefulness for any purpose of the Technology it provides hereunder or (b) that any patent will issue based upon any pending patent application, or that any such patent which issues will be valid.

7.4          ***     .  Santarus agrees that TAP and its distributors may   ***
                                       ***
                                       ***
                                       ***
             ***    TAP agrees that it shall notify all appropriate personnel in
         writing that, after     ***      they shall not distribute to any Third
         Party any written materials or provide verbal instructions regarding
               ***
                         ***                  and shall take other reasonable
         measures to effectuate the foregoing provided, that nothing in this
         Section 7.4 shall be deemed to limit TAP's right to develop and market
         a Licensed Product         ***       TAP agrees that it shall not, and
         shall not allow its Affiliates to, distribute any written materials or
         provide verbal instructions in the Territory regarding      ***
                                       ***
         Notwithstanding anything else, the royalty rates in Section 3.3.2(b)
         shall in all cases apply to Net Sales of Licensed Product     ***

7.5 NOTIFICATION OF CERTAIN EVENTS. Santarus shall promptly notify TAP and Takeda in the event that (i) Santarus's board of directors determines to pursue discussions with respect to a bona fide written offer received from a third party to acquire all or substantially all of the assets or business of Santarus or the assets to which the license under
         Section 2.1 relates or (ii) Santarus's board of directors determines to pursue a Qualified Equity Financing. "Qualified Equity Financing" means an equity financing (excluding, for the purpose of clarity, any issuance of options or warrants to employees, directors and consultants in the ordinary course of business) (a) in which shares of Santarus's capital stock or evidence of indebtedness that is convertible into Santarus's capital stock are issued or transferred and Santarus receives at least Two Million Dollars ($2,000,000) in cash in proceeds, or (b) in which shares of Santarus's capital stock or evidence of indebtedness that is convertible into Santarus's capital stock are issued or transferred and a third party acquires a majority of the voting interests in Santarus. Notwithstanding the foregoing, this
         Section 7.5 shall not apply as long as Santarus's capital stock continues to be listed on any stock exchange or the like in the United States following an initial public offering of Santarus's capital stock. The provision and contents of any notice by Santarus under this
         Section 7.5 shall be deemed to be the Confidential Information of Santarus.

                                    SECTION 8

                             LIMITATION OF LIABILITY

NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF CLARITY, NOTHING IN THIS SECTION IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF ANY PARTY WITH RESPECT TO THE CHARACTERIZATION OF ANY CLAIM BY A THIRD PARTY OR AFFILIATE AS SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.


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                                     Page 15

                                    SECTION 9

                                 INDEMNIFICATION

9.1 INDEMNIFICATION BY TAP. TAP hereby agrees to defend, indemnify and hold harmless Santarus and its officers, directors, employees, consultants and agents from and against any and all suits, claims, actions, demands, liabilities, expenses and or losses, including reasonable attorneys' fees and other costs of defense ("Claims") (a) resulting directly or indirectly from the manufacture, use, handling, storage, sale or other disposition of Licensed Product by TAP, its Affiliates, agents or sublicensees, but only to the extent such Claims do not result from the negligence or intentional misconduct of, or material breach of this Agreement by Santarus, (b) resulting directly from a breach of this Agreement by TAP, or (c) resulting directly from the negligence or intentional misconduct of TAP, its officers, directors, employees, contractors or agents.

9.2 INDEMNIFICATION BY SANTARUS. Santarus hereby agrees to defend, indemnify and hold harmless TAP and its officers, directors, employees, consultants and agents from and against any and all Claims resulting
             ***   .

9.3 NOTIFICATION AND DEFENSE. In the event a Party seeks indemnification under this Section 9, it shall inform the indemnifying Party of a Claim as soon as reasonably practicable after it becomes aware of any Third Party Claim, shall permit the indemnifying Party to assume direction and control of the defense of the Claim (including the right to settle the Claim solely for monetary consideration), and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the Claim. Except with the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld, the indemnifying Party may not enter into any settlement of such litigation unless such settlement includes an unqualified release of the indemnified Party.

                                   SECTION 10

                                 CONFIDENTIALITY

10.1 UNDERTAKING; EXCEPTIONS. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, for *** after the longer of the term of this Agreement and the term of any license entered into between Santarus and Takeda with respect to the Santarus Patent Rights, the receiving Party (the "Receiving Party") shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any information furnished to it by the other Party (the "Disclosing Party") pursuant to this Agreement (the "Confidential Information") unless the Receiving Party can demonstrate by written proof that such Confidential Information:

         10.1.1 was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

         10.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;


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                                     Page 16

         10.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of the Agreement;

         10.1.4 was disclosed to the Receiving Party, other than under an obligation of confidentiality to a Third Party not to disclose such information to others; or

         10.1.5 was independently discovered or developed by the Receiving Party without the use of Confidential Information belonging to the Disclosing Party.

10.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:

                  (a) filing or prosecuting patent applications under this Agreement;

                  (b)      regulatory filings (including filings with the SEC);

                  (c)      prosecuting or defending litigation;

                  (d)      complying with applicable governmental regulations;

                  (e) complying with the order of any court or other governmental or regulatory body having jurisdiction;

                  (f) conducting preclinical or clinical trials of Licensed Products;

                  (g) disclosure to Affiliates, sublicensees of TAP, employees, consultants or agents who are bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this
                           Section 10;

                  (h) with respect to Santarus as the Receiving Party, Santarus may disclose the terms of the Agreement to the University as necessary to comply with contractual obligations in place as of the Effective Date.

         Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this Section 10.2 such Party will, except where impracticable, give reasonable advance notice to the other Party of any disclosure required under (e) above and use reasonable and diligent efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

10.3 EXISTENCE AND TERMS OF AGREEMENT. The Parties agree that the fact of the existence of this Agreement, the terms and conditions hereof and all activities contemplated or performed hereunder are the Confidential Information of the other Party and shall not be disclosed to any third party in any manner whatsoever, including without limitation, by way of news articles, public announcements or disclosures, except pursuant to an authorized disclosure under Section 10.2 or 10.4 and to bona fide potential investors, acquirers, underwriters for a financing transaction and financial advisors.

10.4 PUBLICITY. The Parties will issue a joint press release announcing the execution of this Agreement in substantially the form attached hereto as Exhibit E on or shortly following the Effective Date and may desire or be required to issue subsequent press releases relating to the Agreement or activities thereunder. The Parties shall consult with each other reasonably and in good faith and agree with respect to the text and timing of such press releases prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to or delay of such releases.

                                   SECTION 11

                                  PUBLICATIONS

11.1 NOTICE OF PUBLICATION. During the term of this Agreement, each Party acknowledges the other's interest in publishing certain of its results to obtain recognition within the scientific community and to advance the state of scientific knowledge and in obtaining valid patent
         protection and protecting business interests.      ***

                                       ***
                                       ***
                                       ***

                                    ***     In all instances, the non-publishing
Party shall have the right (a) to propose modifications to the publication for patent or trade secret reasons and (b) to request, in writing, a reasonable delay in or avoidance of publication in order to protect patentable information and trade secrets, the disclosure of which would materially affect the interests of the requesting Party.

11.2 TIMING OF PUBLICATION. If the non-publishing Party requests such a delay or avoidance, the publishing party shall delay submission or
         presentation of the publication for a period of     ***     or such
         lesser period as may be sufficient to enable modification as provided in Section 11.1 or file patent applications protecting each party's
         rights in such information to be filed. Upon the expiry of     ***
         from transmission to the non-publishing Party, the publishing Party shall be free to proceed with the written publication or the presentation, as applicable, unless the non-publishing Party has requested the delay or avoidance described above.

                                   SECTION 12

                              TERM AND TERMINATION

12.1 TERM. This Agreement shall commence as of the Effective Date and shall continue in each country in the Territory until the last day of the Royalty Term with respect to such country, unless terminated earlier as provided herein.

12.2 TERMINATION FOR CAUSE. Subject to Section 13.1, either Party may terminate this Agreement prior to the expiration of the term of this Agreement upon the occurrence of any of the following:

         12.2.1 upon or after the bankruptcy, insolvency, dissolution or winding up of the other Party; or

         12.2.2 upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not
                  cured such breach within       ***       after written notice
                  thereof by the non-breaching Party.

12.3 TERMINATION AT WILL. TAP may terminate this Agreement at any time after completion of a PK/PD study in human subjects with a Licensed Product
         upon       ***       prior written notice to Santarus. In the event of
         any such termination, TAP will provide Santarus with       ***

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                                    Page 18

               ***       that would be reasonably useful to Santarus for
         development and commercialization of products under the Santarus Patent Rights.

12.4 REMEDY IN LIEU OF TERMINATION. In the event that Santarus commits a material breach of this Agreement and fails to remedy such breach
         within    ***     following receipt of written notice from TAP of such
         breach, TAP may, by delivering     ***      prior written notice to
         Santarus (the "Escrow Notice") (such      ***      periods to run
         consecutively and not concurrently), place any payments due to Santarus into an escrow account with a commercial bank until such time as Santarus cures the breach; provided, however, that if Santarus disagrees that it has committed a material breach of this Agreement, or that it has failed to remedy such breach, Santarus may initiate an alternative dispute resolution proceeding in accordance with Section 13
         within    ***     following receipt of the Escrow Notice, in which case
         the Escrow Notice shall be null and void and TAP's payment obligations to Santarus shall remain in effect. If, in the alternative dispute resolution proceeding to determine whether Santarus has committed a material breach of this Agreement or whether Santarus has failed to remedy such breach, the Neutral rules that Santarus has committed a material breach and has failed to remedy such breach, (a "Santarus Adverse Ruling"), which ruling shall include a specific remedy for such breach and a time period for compliance with such remedy, and Santarus has failed to comply with the terms of the Santarus Adverse Ruling within the time period specified, then TAP shall have the following rights:

         12.4.1 where Santarus has failed to comply with a Santarus Adverse Ruling and where such ruling required the payment of monetary
                  damages, then TAP     ***
                                ***
                        ***      ; and

         12.4.2 where Santarus failed to comply with a Santarus Adverse Ruling and where such ruling required Santarus to take any action or cease any action, then TAP may, by providing written notice to Santarus after the expiration of the time period by which Santarus was to comply with the Santarus Adverse Ruling, place any payments due to Santarus into an escrow account with a commercial bank until such time as Santarus complies with the Santarus Adverse Ruling; provided, however, that

                  (a)      if Santarus fails to comply with the Santarus Adverse
                           Ruling within     ***    following the expiration of
                           the time period specified for compliance, and such failure is not excused pursuant to Section 13.4, then
                           TAP may       ***      ; and

                  (b)      if Santarus complies with the Santarus Adverse Ruling
                           within      ***     following the expiration of the
                           time period specified for compliance, then    ***

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                                    Page 19

12.5     EFFECT OF EXPIRATION OR TERMINATION.

         12.5.1   Upon termination of this Agreement pursuant to Section 12.2 or
                  12.3 (i) all rights under the licenses granted hereunder shall automatically terminate, (ii) any sublicenses (but not any liabilities accrued to date) granted hereunder by TAP to Third Parties shall remain in effect, but shall be assigned to Santarus and TAP shall have no further rights or obligations (except with respect to liabilities accrued to date) thereunder.

         12.5.2 Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, any accrued rights to payment and the obligations and rights of the Parties under Sections 1, 3.7, 6.2, 6.3, 8, 9, 10, 11 and 13 shall survive expiration or termination of this Agreement.

         12.5.3 Within thirty (30) days following the termination of this Agreement, except to the extent and for so long as a Party is entitled to retain license rights under this Agreement, each Party shall deliver to the other Party any and all Confidential Information, and any copies thereof, of the other Party in its possession, except that the Party will be entitled to retain one (1) copy of all documents in its legal archives. In addition, within thirty (30) days following the termination of this Agreement by Santarus pursuant to Section
                  12.2 or by TAP pursuant to Section 12.3, TAP shall provide
                        ***       relating specifically to the Licensed Product
                  and reasonably necessary or useful to assist or enable Santarus to comply with applicable requirements of regulatory agencies and to assist Santarus, to the extent reasonably possible, in obtaining regulatory clearances and permits similar to those received by TAP and relating specifically to the Licensed Products.

                                   SECTION 13

                                  MISCELLANEOUS

13.1 DISPUTE RESOLUTION PROCESS. Any disputes that arise under this Agreement shall be resolved in accordance with the dispute resolution process set forth in Exhibit F hereto, and no Party may terminate this Agreement (except pursuant to Section 12.3) without the other Party first having recourse to such alternative dispute resolution.

13.2 GOVERNING LAW, AND JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions hereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. The sole jurisdiction and venue for actions to enforce compliance with, or any ruling made in accordance with the dispute resolution process set forth in Section 13.1 shall be the state and federal courts of the United States. Both Parties and Takeda consent to the jurisdiction of such courts and agree that process may be served in the manner allowed under state or federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

13.3 ASSIGNMENT. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

         written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party's consent in connection with the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to another Party, whether by merger, sale of stock, sale of assets or otherwise; provided, that, for purposes of clarity, intellectual property rights of a party to such transaction other than one of the initial Parties to this Agreement shall not be included in the technology licensed hereunder. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

13.4 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement (other than non-payment) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

13.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

13.6 NOTICE. All notices and other communications provided for hereunder shall be in writing and shall be delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

                    If to TAP, addressed to:

                           TAP Pharmaceutical Products Inc.
                           675 North Field Drive
                           Lake Forest, IL  60045
                           Attn: H. Thomas Watkins, President
                           Fax: (847) 582-5007
                           E-mail: tom.watkins@tap.com

                    with a copy to:

                           TAP Pharmaceutical Products Inc.
                           675 North Field Drive
                           Lake Forest, IL  60045
                           Attn: Senior Counsel
                           Fax: (847) 582-5007
                           E-mail: ken.greisman@tap.com

                    If to Santarus, addressed to:

                         Santarus, Inc.
                         10590 West Ocean Air Drive, Suite 200
                         San Diego, California 92130
                         Attn: Gerald T. Proehl
                         Fax: (858) 314-5701
                         E-mail: gproehl@santarus.com

             with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         12390 El Camino Real
                         San Diego, California 92130
                         Attn.  John de Groot, Esq.
                         Fax: (858) 720-2555
                         E-mail: jdegroot@brobeck.com

                     If to Takeda, addressed to:

                         Takeda Chemical Industries, LTD.
                         1-1, Doshomachi 4-Chome,
                         Chuo-Ku, Osaka 540-8645, Japan
                         Attn: Nobuya Oka, Pharmaceutical International Division
                         FAX: +81-6-6204-2943
                         E-mail: Oka_Nobuya@takeda.co.jp

               with a copy to:

                         Takeda Chemical Industries, LTD.
                         12-10, Nihonbashi 2-Chome,
                         Chuo-Ku, TOKYO 103-8668, Japan
                         Attn: Masayuki Ono,
                         Coordinator-Ethical Products Planning and Management
                           Dept. Pharmaceutical
                         Marketing Division
                         FAX: +81-3-3278-2354
                         E-mai1: Ono_Masayuki@takeda.co.jp

               with a copy to:

                         Takeda Chemical Industries, LTD.
                         1-1, Doshomachi 4-Chome,
                         Chuo-Ku, Osaka 540-8645, Japan
                         Attn: Senior Manager, Legal Department
                         FAX: +81-6-6204-2055
                         E-mail: Kisaka_Kazuyuki@takeda.co.jp

         Either Party and Takeda may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt; notices sent by mail or overnight delivery service shall be effective upon receipt; notices via e-mail shall be effective if the recipient confirms receipt from the sender; and notices given personally shall be effective when delivered.

13.7 INDEPENDENT CONTRACTORS. It is expressly agreed that Santarus and TAP shall be independent contractors and that the relationship between the two Parties shall not mean that either has the authority to make any statement, representations or commitments of any kind on behalf of the other, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

13.8 ENTIRE AGREEMENT; AMENDMENT. This Agreement (including the exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and Takeda hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties and Takeda; provided, however, that any nondisclosure agreement entered into by the Parties and Takeda shall remain in full force and effect in accordance with its terms.

         No subsequent alteration, amendment, change or addition to this Agreement shall affect the rights of any Party hereto or of Takeda unless reduced to writing and signed by the authorized officers of such Party and of Takeda, as applicable.

13.9 HEADINGS. The captions to the several Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Sections hereof.

13.10 WAIVER. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

13.11 COUNTERPARTS. This Agreement may be executed triplicate, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement.

                [Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first set forth above.

SANTARUS, INC.                                 TAP PHARMACEUTICAL PRODUCTS INC.

By: /s/ Gerald T. Proehl                       By: /s/ H. Thomas Watkins
    ----------------------------                   -----------------------------
Printed Name: Gerald T. Proehl                 Printed Name: H. Thomas Watkins
Title: President & CEO                         Title: President
Date:  June 27, 2002                           Date: June 25, 2002

TAKEDA CHEMICAL INDUSTRIES, LTD.
(with respect to the Sections specified above)

By: Signature illegible
    -------------------
Printed Name: Yoshihiro Narai
Title: Managing Director
Date:  June 27, 2002

                                    EXHIBIT A

                             Santarus Patent Rights

                                       ***
                                       ***
                                       ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT B

                                 Sales Forecast

                                       ***
                                       ***
                                       ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT C

                                     ***       Option Terms

         1.       Geographic Region.      ***           .

         2.       Initial Payment.        ***           .

         3.       Milestone Payments.     ***           .

         4.       Royalty Payments.       ***           .

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Confidential Treatment and filed separately with the Commission.

                     ***

         5.       Diligence.              ***
                                          ***
                                          ***
                                          ***

         6.       Patent Expiration Dates.

                                          ***
                                          ***
                                          ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT D

                             Diligence Requirements

                                       ***
                                       ***
                                       ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT E

                                  Press Release

Contacts for Santarus:
Debra P. Crawford
Vice President & CFO
858-314-5708
dcrawford@santarus.com

Pam Lord
Atkins+Associates
858-860-0266 x103
PLORD@ATKINSASSOCIATES.COM

FOR IMMEDIATE RELEASE - DRAFT

        SANTARUS AND TAP PHARMACEUTICAL PRODUCTS SIGN STRATEGIC LICENSE
                                   AGREEMENT

 Santarus' intellectual property targets development of next-generation therapy for upper gastrointestinal diseases

SAN DIEGO, CA - Date, 2002 - Santarus, Inc., a specialty pharmaceutical company developing therapies to prevent and treat gastrointestinal diseases and disorders, announced today that it has granted a technology license to TAP Pharmaceutical Products Inc. (TAP) for certain patent rights targeted at upper gastrointestinal diseases.

Under the terms of the agreement, TAP has been granted North American rights to manufacture and sell products resulting from the licensed technology. Inc1uding the $8 million initial payment, the value of the deal to Santarus could exceed $100 million (if multiple products are successfully developed and marketed). Santarus will also receive royalties on any future sales of products that may be commercialized by TAP. Santarus retained rights to use its intellectual property to develop and commercialize related products.

"TAP is excited about the opportunity to develop improved product offerings through the application of Santarus' intellectual property," said Rich Masterson, Vice President of Licensing, TAP. "The signing of this agreement is another example of TAP's continuing commitment to growing our presence in the U.S. market through the development and commercialization of innovative, patented products."

"We are thrilled to enter this agreement with TAP," stated Gerald T. Proehl, President & CEO of Santarus. "The signing of this agreement is a significant event for Santarus that demonstrates the potential value of our technology and serves to better position us for future success."

Santarus is currently developing two of its own product candidates, Acitrel(TM) and Rapinex(TM), derived from the licensed technology. Acitrel(TM) entered Phase III clinical trials in May 2002, and Rapinex(TM) is positioned to enter Phase III clinical trials in 2003.

ABOUT TAP PHARMACEUTICAL PRODUCTS INC.

TAP Pharmaceutical Products Inc., located in Lake Forest, Ill., is a joint venture between Abbott Laboratories, headquartered in Abbott Park, Ill., and Takeda American Holdings Inc., a wholly owned subsidiary of Takeda Chemical Industries, Ltd., of Osaka, Japan. TAP markets PREVACID(R) (lansoprazole), Lupron Depot(R) (leuprolide acetate for depot suspension) and SPECTRACEF(TM) (cefditoren pivoxil). For more information about TAP and its products, visit the company's Web site at www.tap.com.

ABOUT SANTARUS, INC.

Santarus, Inc. is a privately held specialty pharmaceutical company focused on acquiring, developing and commercializing products for the prevention and treatment of gastrointestinal (GI) diseases and disorders. The company's primary strategy is to develop and market proprietary products with new formulations, enhanced delivery systems or expanded indications that are based on currently marketed products or compounds that have clinically demonstrated safety and efficacy. In addition to building its internal product portfolio, Santarus also seeks out opportunities to in-license development stage and marketed GI pharmaceutical products for clinical development and commercialization. Santarus is based in San Diego, California. For more information, visit http://www.santarus.com.

                                    EXHIBIT F

                         Alternative Dispute Resolution

The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement that relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution (ADR) provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to days in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR, including the specific provisions of the Agreement in issue. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution (CPR), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

         (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

         (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

         (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

         (d)      If the parties collectively have identified fewer than three
                  (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, excluding any candidate deemed by a party to have conflicts. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either
                  (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

         (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

         (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

         (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

         (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

         Except as expressly set forth in subparagraphs 4(a) - 4(d) of this Exhibit G and except with respect to Section 5 of the Agreement, no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

         (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

         (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

         (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

         (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments; provided however, that each party may have one representative who may also be a witness and be present throughout the entire hearing.

         (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten
         (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

         (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

         (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable (except in the case of fraud or bad faith on the part of the neutral), and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information (except for information contained in exhibits or testimony that is already public or later becomes public through no fault of the parties or that is lawfully disclosed to a party through an independent third party). The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.